Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of

Common Stock

of

ICAGEN, INC.

at

$6.00 Per Share of Common Stock

Pursuant to the Offer to Purchase

Dated August 3, 2011

by

ECLIPSE ACQUISITION CORP.

a wholly owned subsidiary of

Pfizer Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF AUGUST 31, 2011, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	Dated August 3, 2011

Enclosed for your consideration is an Offer to Purchase, dated August 3, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitutes the “Offer”) relating to the offer by Eclipse Acquisition Corp., a Delaware corporation (the “Purchaser”) and wholly owned subsidiary of Pfizer Inc., a Delaware corporation (“Pfizer”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Icagen, Inc., a Delaware corporation (“Icagen”), at a price of $6.00 per Share (the “Offer Price”), paid to the seller in cash, for each outstanding Share less any applicable withholding and transfer taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offered by the Purchaser is $6.00 per share, paid to the seller in cash without interest, for each outstanding Share less any applicable withholding and transfer taxes, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of July 20, 2011 (the “Merger Agreement”), among Pfizer, the Purchaser and Icagen, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Icagen, with the surviving entity, Icagen, becoming a wholly owned subsidiary of Pfizer (the “Merger”). In the Merger, each outstanding Share (other than Shares owned by Pfizer, the Purchaser, Icagen as treasury stock, or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price in cash, without interest thereon, less any applicable withholding taxes and transfer taxes. The Merger Agreement is more fully described in “The Tender Offer — Section 12 — Purpose of the Offer; the Merger Agreement; Plans for Icagen” of the Offer to Purchase.

4.	At a meeting held on July 19, 2011, the board of directors of Icagen unanimously (i) approved and authorized the Merger Agreement and the consummation of the transactions contemplated in the Merger Agreement (including the Top-Up Option and the consideration payable for the Top-Up Shares (each as defined in the Offer to Purchase)); (ii) resolved that the transactions contemplated under the Merger Agreement are advisable and in the best interests of the stockholders of Icagen; and (iii) subject to the other terms and conditions of the Merger Agreement, including Section 5.2 of the Merger Agreement, recommended that the stockholders of Icagen accept the Offer, tender their Shares to Purchaser pursuant to the Offer, and, if required by applicable law, vote for the adoption of the Merger Agreement.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF AUGUST 31, 2011, UNLESS THE OFFER IS EXTENDED BY THE PURCHASER.

6.	The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered (including by guaranteed delivery) and not withdrawn prior to the expiration of the Offer (as extended in accordance with the Merger Agreement) that number of Shares which, when added to any Shares beneficially owned by Pfizer, or any subsidiary of Pfizer, represents at least a majority of the then issued and outstanding Shares on a fully diluted basis (which, for purposes of such calculation, includes restricted stock units and Shares issuable pursuant to outstanding options and warrants outstanding on that date, whether or not vested and whether or not their exercise price is less than the Offer Price). The Offer is also conditioned upon the satisfaction of other conditions set forth in Section 14 “Conditions of the Offer” of the Offer to Purchase.

7.	Tendering stockholders will not be obligated to pay brokerage fees or commissions to American Stock Transfer & Trust Company, LLC (the “Depositary”) or Morrow & Co., LLC which is acting as the Information Agent for the Offer on the purchase of Shares by the Purchaser in the Offer, for soliciting tenders of Shares pursuant to the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and adequate documentation of the exemption is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. You are responsible for all transfer and similar taxes, which may be deducted from the Offer Price unless evidence of payment of such taxes, or exemption therefrom, is submitted with the Letter of Transmittal. See the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the expiration of the Offer.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE SCHEDULED EXPIRATION OF THE OFFER.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the certificates for such Shares, together with a Letter of Transmittal, properly completed and duly executed , and any required signature guarantees, or (2) in the case of a transfer effected pursuant to the book-entry transfer procedures described in Section 2 “Procedures for Tendering Shares” of the Offer to Purchase, a Book-Entry Confirmation (as defined in the Offer to Purchase) and either a Letter of Transmittal, properly completed and duly executed, and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates, Book-Entry Confirmations, Letters of Transmittal, Agent’s Messages or any other required documents with respect to the Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR THE SHARES TENDERED, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of

Common Stock

of

ICAGEN, INC.

by

ECLIPSE ACQUISITION CORP.

a wholly owned subsidiary of

Pfizer Inc.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated August 3, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share (the “Shares”), of Icagen, Inc., a Delaware corporation.

This will instruct you to tender to Eclipse Acquisition Corp., a wholly owned subsidiary of Pfizer Inc. the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

ACCOUNT NUMBER:	SIGN HERE

NUMBER OF SHARES TO BE TENDERED:*

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number
Dated:

*	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.